EXHIBIT 10.29
AMENDMENT NO. 1
TO THE
KB HOME DEATH BENEFIT ONLY PLAN
     The Committee hereby adopts this Amendment No. 1 to the KB Home Death Benefit Only Plan (the “Plan”), on this 31st day of October, 2008, to be effective as of January 1, 2009. Capitalized terms used herein but not defined have the meanings set forth in the Plan.
     Section 9.2 is hereby amended by inserting the following new sentence at the end of the sixth paragraph thereof:
“In no event shall the B component be paid to the Participant later than the end of the taxable year of the Participant following the taxable year in which the Participant remits the related taxes.”
     Except as set forth above, all of the existing terms and conditions of the Plan shall remain in full force and effect.

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